FOR IMMEDIATE RELEASE

ENERJEX RESOURCES ANNOUNCES MAJOR IMPROVEMENT IN RANTOUL PROJECT OPERATING EXPENSES

San Antonio, Texas (July 3, 2012) – EnerJex Resources, Inc. (OTCMarkets: ENRJ) (“EnerJex” or the “Company”), a domestic onshore oil company, announced today that the unit operating expenses associated with its Rantoul Project located in Eastern Kansas have significanty improved.

EnerJex’s operating expenses associated with this project averaged $48.85 per net barrel of oil produced during 2011, and year-to-date these costs have declined to an average of $23.76 per net barrel. In May, these expenses decreased further to $17.10 per net barrel, representing a 65% decrease compared to the prior year average.

These improvements are a direct result of the Company’s strategy to realize economies of scale in its core operating areas by increasing oil production and leveraging fixed costs. Management presently expects that EnerJex’s unit operating expenses will decline by nearly 50% in 2012 compared to the prior year. This expectation is based upon numerous factors, many of which are outside of the Company’s control.

Management Comments

EnerJex’s CEO, Robert Watson, Jr., stated, “I am extremely proud of what our team has accomplished during the past eighteen months, and I thank all of our coworkers for their hard work and dedication. The improvement in EnerJex’s cost structure has significantly increased its profitability and cash flow, and the Company continues to actively drill new wells in its Mississippian and Rantoul projects located in Kansas.”

About EnerJex Resources, Inc.

EnerJex is a domestic onshore oil company with assets located in Eastern Kansas and South Texas. The Company’s primary business is to acquire, develop, explore and produce oil properties onshore in the United States. Additional information is available on the Company’s web site at www.enerjex.com.

4040 Broadway Street, Suite 305 | San Antonio, TX 78209 | P: 210.451.5545 | F: 210.451.5546 | WWW.ENERJEXRESOURCES.COM

Forward-Looking Statements

This press release and the materials referenced herein include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements give EnerJex's current expectations or forecasts of future events. The statements in this press release regarding the acquisition of operating assets and related agreements; any implied or perceived benefits from any current or future transaction, and any other effects resulting from any of the above, are forward-looking statements. Such statements involve risks and uncertainties, including but not limited to: whether acquired properties will produce at levels consistent with management's expectations; market conditions; the ability of EnerJex to obtain financing for continued drilling; the costs of operations, including the impact of weather conditions and changes in vendor charges upon operating expenses; delays, and any other difficulties related to producing oil; the ability of EnerJex to integrate the newly purchased assets and any newly acquired employees; the price of oil; EnerJex's ability to market and sell produced minerals; the risks and effects of legal and administrative proceedings and governmental regulation; future financial and operational results; competition; general economic conditions; the results to be achieved with various drilling techniques; and the ability to manage and continue growth. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. Important factors that could cause actual results to differ materially from the forward-looking statements are set forth in our Form 10-K filed with the United States Securities and Exchange Commission and our Form 10-Q. EnerJex undertakes no obligation to revise or update such statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. EnerJex's production forecasts are dependent upon many assumptions, including estimates of production decline rates from existing wells and the outcome of future drilling activity. Although EnerJex believes the expectations and forecasts reflected in these and other forward-looking statements are reasonable, it can give no assurance they will prove to have been correct. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties.

Contact

EnerJex Resources, Inc.

Robert Watson, Jr., CEO

Phone: (210) 451-5545

or

Investor Relations

Portage Equity Market Advisors, LLC

Jack Zedlitz, Managing Advisor

Phone: (405) 230-1182

Email: jzedlitz@portagellc.com

Website: www.portagellc.com

4040 Broadway Street, Suite 305 | San Antonio, TX 78209 | P: 210.451.5545 | F: 210.451.5546 | WWW.ENERJEXRESOURCES.COM